Exhibit 10.3

February 15, 2017

LEAP Development, LLC

11410 Long Pine Drive

Houston, Texas 77077

Re: Amendment of Consulting Agreement

Dear Robert:

This letter constitutes notice of the automatic twelve month extension and serves as an amendment, effective immediately, to the consulting agreement between you and Synthesis Energy Systems, Inc. (the "Company") dated effective February 15, 2016 (the "Consulting Agreement"). The compensation to be paid to you for Ongoing Services (as defined in the Consulting Agreement) shall be increased to $15,000 per month until June 15, 2017, or subject to the termination provisions in Section 2 of the Consulting Agreement, whichever occurs first.

This letter does not affect any other terms of the Consulting Agreement. If you have any questions regarding this matter, please let me know.

Regards,

/s/ DeLome Fair

DeLome Fair

President and Chief Executive Officer

Synthesis Energy Systems, Inc.

Acknowledged and Agreed on February 15, 2017

/s/ Robert Rigdon

Robert Rigdon

LEAP Development, LLC

Managing Member